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                                                                     EXHIBIT 3

                             TRANSCANADA CORPORATION
        U.S. GAAP CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

CONDENSED STATEMENT OF CONSOLIDATED INCOME AND COMPREHENSIVE INCOME IN ACCORDANCE WITH U.S. GAAP(1)

                                                                         Three months ended
                                                                              March 31
                                                                     ---------------------------
(MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS)                           2004              2003
-------------------------------------------------------------------  ---------       -----------
Revenues(2)                                                             1,143             1,177
                                                                     ---------       -----------
Cost of sales(2)                                                          104               151
Other costs and expenses                                                  387               422
Depreciation                                                              212               185
                                                                     ---------       -----------
                                                                          703               758
                                                                     ---------       -----------
Operating income                                                          440               419
Other (income)/expenses
   Equity income(1)(3)                                                   (109)             (119)
   Other expenses(4)(5)                                                   210               220
   Income taxes                                                           126               123
                                                                     ---------       -----------
                                                                          227               224
                                                                     ---------       -----------
Income before cumulative effect of the application of
   accounting changes in accordance with U.S. GAAP                        213               195
Cumulative effect of the application of accounting changes, net
   of tax(2)                                                                -               (13)
                                                                     ---------       -----------
NET INCOME IN ACCORDANCE WITH U.S. GAAP                                   213               182
Adjustments affecting comprehensive income under U.S. GAAP
   Foreign currency translation adjustment, net of tax(6)                   3               (15)
   Changes in  minimum pension liability, net of tax(7)                    25                 3
   Unrealized (loss)/gain on derivatives, net of tax(4)                   (13)                8
                                                                     ---------       -----------
COMPREHENSIVE INCOME IN ACCORDANCE WITH U.S. GAAP                         228               178
                                                                     ---------       -----------
                                                                     ---------       -----------

NET INCOME PER SHARE IN ACCORDANCE WITH U.S. GAAP -
   BASIC AND DILUTED
   Income before cumulative effect of the application of
      accounting changes in accordance with U.S. GAAP                   $0.44             $0.41
   Cumulative effect of the application of accounting changes,
      net of tax(2)                                                         -             (0.03)
                                                                     ---------       -----------
                                                                        $0.44             $0.38
                                                                     ---------       -----------
                                                                     ---------       -----------

NET INCOME PER SHARE IN ACCORDANCE WITH CANADIAN GAAP -
   BASIC AND DILUTED                                                    $0.44             $0.43
                                                                     ---------       -----------
                                                                     ---------       -----------

Dividends per common share                                              $0.29             $0.27
                                                                     ---------       -----------
                                                                     ---------       -----------

COMMON SHARES OUTSTANDING (millions)
   Average for the period - Basic                                       483.4             480.1
                                                                     ---------       -----------
                                                                     ---------       -----------
   Average for the period - Diluted                                     486.1             481.9
                                                                     ---------       -----------
                                                                     ---------       -----------

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RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS

                                                                         Three months ended
                                                                              March 31
                                                                     ---------------------------
(MILLIONS OF DOLLARS)                                                    2004              2003
-------------------------------------------------------------------  ---------       -----------
Net income from continuing operations in accordance with
   Canadian GAAP                                                          214               208
U.S. GAAP adjustments
   Unrealized loss on foreign exchange and interest rate
      derivatives(4)                                                       (4)               (6)
   Tax impact of loss on foreign exchange and interest rate
      derivatives                                                           1                 2
   Unrealized gain/(loss) on energy trading contracts(2)                    4               (11)
   Tax impact of unrealized gain/(loss) on energy trading
      contracts                                                            (1)                4
   Equity loss(3)                                                          (1)               (3)
   Tax impact of equity loss                                                -                 1
                                                                     ---------       -----------
Income from continuing operations in accordance with U.S. GAAP            213               195
                                                                     ---------       -----------
                                                                     ---------       -----------

CONDENSED BALANCE SHEET IN ACCORDANCE WITH U.S. GAAP(1)

                                                                      March 31,      December 31,
(MILLIONS OF DOLLARS)                                                   2004             2003
-------------------------------------------------------------------  ---------       -----------
Current assets                                                          1,047             1,020
Long-term investments(3)(8)                                             1,826             1,760
Plant, property and equipment                                          15,665            15,798
Regulatory asset(9)                                                     2,632             2,721
Other assets(4)                                                         1,379             1,192
                                                                     ---------       -----------
                                                                       22,549            22,491
                                                                     ---------       -----------
                                                                     ---------       -----------

Current liabilities(10)                                                 1,726             2,073
Deferred amounts(2)(4)(8)                                                 794               741
Long-term debt(4)                                                       9,908             9,494
Deferred income taxes(9)                                                2,963             3,039
Preferred securities(11)                                                  603               694
Non-controlling interests                                                 474               471
Shareholders' equity                                                    6,081             5,979
                                                                     ---------       -----------
                                                                       22,549            22,491
                                                                     ---------       -----------
                                                                     ---------       -----------

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STATEMENT OF OTHER COMPREHENSIVE INCOME IN ACCORDANCE WITH U.S. GAAP

                                                           Cumulative           Minimum         Cash Flow
                                                           Translation     Pension Liability      Hedges
(MILLIONS OF DOLLARS)                                        Account         (SFAS No. 87)     (SFAS No. 133)     Total
--------------------------------------------------------- -------------   ------------------   --------------   ---------

Balance at January 1, 2004                                        (40)               (98)               (5)        (143)

Changes in minimum pension liability, net of tax
   of $(13)(7)                                                      -                 25                 -           25
Unrealized loss on derivatives, net of tax of $7(4)                 -                  -               (13)         (13)
Foreign currency translation adjustment, net of tax
   of $6(6)                                                         3                  -                 -            3
                                                          -------------   ------------------   --------------   ---------
BALANCE AT MARCH 31, 2004                                         (37)               (73)              (18)        (128)
                                                          -------------   ------------------   --------------   ---------
                                                          -------------   ------------------   --------------   ---------

Balance at January 1, 2003                                         14                (96)              (13)         (95)

Changes in minimum pension liability, net of tax
   of $(1)(7)                                                       -                  3                 -            3
Unrealized gain on derivatives, net of tax of nil(4)                -                  -                 8            8
Foreign currency translation adjustment, net of tax
   of $(21)(6)                                                    (15)                 -                 -          (15)
                                                          -------------   ------------------   --------------   ---------
Balance at March 31, 2003                                          (1)               (93)               (5)         (99)
                                                          -------------   ------------------   --------------   ---------
                                                          -------------   ------------------   --------------   ---------

(1) In accordance with U.S. GAAP, the Condensed Statement of Consolidated Income and Balance Sheet are prepared using the equity method of accounting for joint ventures. Excluding the impact of other U.S. GAAP adjustments, the use of the proportionate consolidation method of accounting for joint ventures, as required under Canadian GAAP, results in the same net income and Shareholders' Equity.

(2) Substantially all of the energy trading contracts are now accounted for as hedges under U.S. and Canadian GAAP. The energy trading contracts that qualified as hedges were accounted for as hedges under the provisions of Statement of Financial Accounting Standards (SFAS) No. 133. All gains or losses on the contracts that did not qualify as hedges, and the amounts of any ineffectiveness on the hedging contracts, are included in income each period. Substantially all of the amounts recorded in 2004 and 2003 as differences between U.S. and Canadian GAAP relate to gains and losses on contracts for periods before they were documented as hedges for purposes of U.S. GAAP.

(3) Under Canadian GAAP, pre-operating costs incurred during the commissioning phase of a new project are deferred until commercial production levels are achieved. After such time, those costs are amortized over the estimated life of the project. Under U.S. GAAP, such costs are expensed as incurred. Certain start-up costs incurred by Bruce Power L.P. (an equity investment) are required to be expensed under U.S. GAAP.

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(4)  Effective January 1, 2004, all foreign exchange and interest rate derivatives are recorded in the Company's Consolidated Financial Statements at fair value under Canadian GAAP. Under the provisions of SFAS No. 133 "Accounting for Derivatives and Hedging Activities", all derivatives are recognized as assets and liabilities on the balance sheet and measured at fair value. For derivatives designated as fair value hedges, changes in the fair value are recognized in earnings together with an equal or lesser amount of changes in the fair value of the hedged item attributable to the hedged risk. For derivatives designated as cash flow hedges, changes in the fair value of the derivatives that are effective in offsetting the hedged risk are recognized in other comprehensive income until the hedged item is recognized in earnings. Any ineffective portion of the change in fair value is recognized in earnings each period. Substantially all of the amounts recorded in 2004 as differences between U.S. and Canadian GAAP, for income from continuing operations, relate to the differences in accounting treatment with respect to the hedged items and, for comprehensive income, relate to cash flow hedges.

(5) Other expenses included an allowance for funds used during construction of $1 million for the three months ended March 31, 2004 (March 31, 2003 -
     $1 million).

(6) Under U.S. GAAP, changes in the foreign currency translation adjustment account must be recorded as a component of comprehensive income.

(7) Under U.S. GAAP, a net loss recognized pursuant to SFAS No. 87 "Employers' Accounting for Pensions" as an additional pension liability not yet recognized as net period pension cost, must be recorded as a component of comprehensive income. The components of net benefit cost recognized for the Company's defined benefit pension plans and other post-employment benefit plans for the three months ended March 31 are as follows.

                                                                  PENSION BENEFIT            OTHER BENEFIT
                                                                       PLANS                     PLANS
                                                                 -------------------       -------------------
     (MILLIONS OF DOLLARS)                                         2004        2003           2004       2003
     ----------------------------------------------------------  -------    --------       --------   --------
     Current service cost                                              7           6              -          -
     Interest cost                                                    14          13              1          1
     Expected return on plan assets                                  (14)        (13)             -          -
     Amortization of transitional obligation related to
        regulated business                                             -           -              1          1
     Amortization of net actuarial loss                                3           2              1          1
     Amortization of past service cost                                 1           1              -          -
                                                                 -------    --------       --------   --------
     Net benefit cost recognized                                      11           9              3          3
                                                                 -------    --------       --------   --------
                                                                 -------    --------       --------   --------

(8) Effective January 1, 2003, the Company adopted the provisions of Financial Interpretation (FIN) 45 that require the recognition of a liability for the fair value of certain guarantees that require payments contingent on specified types of future events. The measurement standards of FIN 45 are applicable to guarantees entered into after January 1, 2003. For U.S. GAAP purposes, the fair value of guarantees recorded as a liability at March 31, 2004 was $10 million (December 31, 2003 - $4 million) and relates to the Company's equity interest in Bruce Power L.P.

(9) Under U.S. GAAP, the Company is required to record a deferred income tax liability for its cost-of-service regulated businesses. As these deferred income taxes are recoverable through future revenues, a corresponding regulatory asset is recorded for U.S. GAAP purposes.

(10) Current liabilities at March 31, 2004 include dividends payable of $146 million (December 31, 2003 - $136 million) and current taxes payable of $217 million (December 31, 2003 - $271 million).

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(11) The fair value of the preferred securities at March 31, 2004 was $624 million (December 31, 2003 - $612 million). The Company made preferred securities charges payments of $12 million for the three months ended March 31, 2004 (March 31, 2003 - $14 million).

(12) The Company's Statement of Consolidated Cash Flows under U.S. GAAP would be identical to that under Canadian GAAP except that the preferred securities charges would be classified with funds generated from continuing operations.

(13) Effective December 31, 2003, the Company adopted the provisions of FIN 46 (Revised) "Consolidation of Variable Interest Entities" that requires the consolidation of certain entities that are controlled through financial interests that indicate control (referred to as `variable interests'). Adopting these provisions has had no impact on the U.S. GAAP financial statements of the Company.

Page 5 of 6
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SUMMARIZED FINANCIAL INFORMATION OF LONG-TERM INVESTMENTS(14)

                                                                                       Three months ended
                                                                                            March 31
                                                                                  -----------------------------
(MILLIONS OF DOLLARS)                                                                    2004             2003
--------------------------------------------------------------------------------  ------------      -----------
INCOME
Revenues                                                                                  275              280
Other costs and expenses                                                                 (119)            (105)
Depreciation                                                                              (33)             (38)
Financial charges and other                                                               (15)             (25)
                                                                                  ------------      -----------
Proportionate share of income before income taxes of long-term
   investments                                                                            108              112
                                                                                  ------------      -----------
                                                                                  ------------      -----------

                                                                             March 31,          December 31,
(MILLIONS OF DOLLARS)                                                          2004                 2003
-----------------------------------------------------------------        ------------------   -----------------
BALANCE SHEET
Current assets                                                                         317                 385
Plant, property and equipment                                                        3,048               2,944
Current liabilities                                                                   (185)               (204)
Deferred amounts (net)                                                                (291)               (286)
Non-recourse debt                                                                   (1,052)             (1,060)
Deferred income taxes                                                                  (17)                (19)
                                                                         ------------------   -----------------
Proportionate share of net assets of long-term investments                           1,820               1,760
                                                                         ------------------   -----------------
                                                                         ------------------   -----------------

(14) This includes those investments that are accounted for by the equity method under U.S. GAAP (including those that are accounted for by the proportionate consolidation method under Canadian GAAP).

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